Exhibit 10.12
FIRST AMENDMENT
to the
EMPLOYMENT AGREEMENT
Between Alliance HealthCard, Inc. (Access Plans, Inc.) and Danny C. Wright
THIS IS THE FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT dated February 28, 2007 (the “Agreement”), by and between Alliance HealthCard, Inc. and its wholly-owned subsidiary, AHC-Benefit Marketing Acquisition, Inc. (“AHC”) and Danny C. Wright (“Employee”) dated May 28, 2010.
W I T N E S S E T H:
WHEREAS, AHC and Employee entered into an Employment Agreement governing the terms of Employee’s employment with AHC.
WHEREAS, Access Plans, Inc. became the parent of Alliance HealthCard, Inc. and its subsidiaries in 2009.
WHEREAS, the parties desire to amend the terms of the agreement and the Board of Directors has approved said amendment.
NOW, THEREFORE, AHC and Employee hereby agree as follows:
1.	Access Plans, Inc. shall become a party to the Agreement in substitution for AHC.
2.	Paragraph 3. (a) Base Salary. shall be amended to reflect a basic annualized salary of Three Hundred Twenty Five Thousand Dollars ($325,000) effective May 1, 2010.
Nothing in this Amendment is intended to modify, alter, reduce or change the rights or obligations of the parties in the Agreement, except as expressly stated in this Amendment. It is the intent of the parties that the terms and conditions of this Amendment be read and interpreted as being additive to and in harmony with, and not contradictory to, the terms and conditions of the Agreement.

IN WITNESS WHEREOF, on this date of May 28, 2010 the parties have executed and delivered this First Amendment as set forth below:

AHC:

Alliance HealthCard, Inc.	AHC-Benefit Marketing Acquisition, Inc.

By:	By:

Bradley W. Denison Executive Vice President, General Counsel and Secretary	Bradley W. Denison General Counsel
Date:	Date:

Access Plans, Inc.

By:

Bradley W. Denison Executive Vice President, General Counsel and Secretary

Date:

EMPLOYEE:

Danny C. Wright

Date: